Exhibit 4.6

SECOND AMENDMENT TO CREDIT AGREEMENT AND LIMITED WAIVER AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT AND LIMITED WAIVER AGREEMENT (this “Amendment”), dated as of December 21, 2016, is by and among Globe Specialty Metals, Inc., a Delaware corporation (the “Company”), certain Subsidiaries of the Company party hereto (together with Company, the “Borrowers” and each a “Borrower”), the Lenders (as defined below) party hereto and Citizens Bank of Pennsylvania, as Administrative Agent (the “Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement (as defined below).

W I T N E S S E T H

WHEREAS, the Borrowers, the various financial institutions from time to time party thereto (the “Lenders”) and the Agent are parties to that certain Credit Agreement dated as of August 20, 2013 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”);

WHEREAS, the Company has informed the Agent that it may fail to comply with the requirements of (i) Section 7.6A of the Credit Agreement for the Fiscal Quarter ending December 31, 2016, (ii) Section 7.6B of the Credit Agreement for the Fiscal Quarter ending December 31, 2016 and (iii) Section 1.1(b) of that certain Limited Waiver Agreement, dated as of October 6, 2016 (collectively, the “Potential Defaults”);

WHEREAS, the Company has requested that the Required Lenders (a) waive the Potential Defaults and (b) agree to certain amendments of the Credit Agreement; and

WHEREAS, the Required Lenders are willing to waive the Potential Defaults and agree to such amendments in accordance with and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
WAIVER

1.1          Waivers. Notwithstanding the provisions of the Credit Agreement to the contrary, the Required Lenders hereby waive the Potential Defaults (the “Waiver”); provided, that the Company shall deliver a Compliance Certificate (along with the corresponding financial statements) to the Agent on or before April 1, 2017 (the “Interim Compliance Certificate”) demonstrating that, as of the most recent month end prior to such date for which financial statements are available (provided that such month end shall not be earlier than September 30, 2016), (i) the ratio of (A)(1) Consolidated Total Debt as at such date minus (2) unrestricted cash and Cash Equivalents on the balance sheet of the Company and its Subsidiaries; provided, however, credit shall only be given for 66% of cash and Cash Equivalents not held by the Company or a Domestic Subsidiary that is a Loan Party to (B) Consolidated EBITDA for the twelve month period ending on such date does not exceed 3.25 to 1.00 and (ii) the ratio of (A) Consolidated EBITDA for the twelve month period ending on such date to (B) Consolidated Interest Expense for such period is not less than 3.00 to 1.00. The failure to comply with the provisos contained in the foregoing sentence shall result in an immediate Event of Default under the Credit Agreement. For avoidance of doubt, nothing contained herein shall waive, diminish, or otherwise affect the Company’s obligation to be in compliance with Sections 7.6A and 7.6B of the Credit Agreement on the last day of each Fiscal Quarter for the Fiscal Quarters ending March 31, 2017 and thereafter.

1.2          Effectiveness of Waiver. This Waiver shall be effective only to the extent specifically set forth herein and shall not (a) be construed as a waiver of any breach, Default or Event of Default other than the Potential Defaults nor as a waiver of any breach, Default or Event of Default of which the Lenders have not been informed by the Loan Parties, (b) affect the right of the Lenders to demand compliance by the Loan Parties with all terms and conditions of the Loan Documents, except as specifically modified or waived by this Waiver, (c) be deemed a waiver of any transaction or future action on the part of the Loan Parties requiring the Lenders’ or the Required Lenders’ consent or approval under the Loan Documents, or (d) except as waived hereby, be deemed or construed to be a waiver or release of, or a limitation upon, the Agent’s or the Lenders’ exercise of any rights or remedies under the Credit Agreement or any other Loan Document, whether arising as a consequence of any Default or Event of Default (other than with respect to the Potential Defaults) which may now exist or otherwise, all such rights and remedies hereby being expressly reserved.

ARTICLE II
AMENDMENTS TO CREDIT AGREEMENT

2.1        New Definitions. The following definitions are hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order.

“Energy Assets” means the hydroelectric plants, and the assets associated with such business, owned by Ferroglobe and its Subsidiaries and located at each of the locations set forth on Schedule 1.1D attached hereto.

“Second Amendment Effective Date” means December 21, 2016.

2.2        Amendments to Section 2.1A(ii). Section 2.1A(ii) of the Credit Agreement is amended by:

(a)            replacing “The original amount of each Revolving Lender’s Revolving Loan Commitment is set forth opposite the name of such Lender on Schedule 2.1A and the original Revolving Loan Commitment Amount is $300,000,000” appearing in the second sentence of such Section with “The amount of each Revolving Lender’s Revolving Loan Commitment as of the Second Amendment Effective Date is set forth opposite the name of such Lender on Schedule 2.1A and the Revolving Loan Commitment Amount as of the Second Amendment Effective Date is $200,000,000”; and

(b)            adding the following sentence at the end of such subsection: “Notwithstanding anything herein to the contrary, during the period from the Second Amendment Effective Date through March 31, 2017, the Total Utilization of Revolving Loan Commitments shall not exceed $150,000,000 and solely for purposes of calculating the amount of the Commitment Fee under Section 2.3A, the Revolving Loan Commitment Amount shall be deemed to be $150,000,000 for such period.”

2.3        Amendment to Section 2.2A(i). The proviso appearing at the end of Section 2.2A(i) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

provided that during the period from the Second Amendment Effective Date through March 31, 2017, the applicable margin for Eurocurrency Rate Loans shall be 4.00% per annum and for Base Rate Loans shall be 3.00% per annum.

2.4       Amendment to Section 2.3A. The proviso appearing at the end of Section 2.3A of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

provided that at all times following the Second Amendment Effective Date, the Commitment Fee shall be 0.50% per annum.

2.5        Amendment to Section 6. Section 6 of the Credit Agreement shall be amended by adding new Section 6.12 and Section 6.13 at the end of such section to read as follows:

6.12 Energy Assets. No later than the fifth Business Day following the date of receipt by Ferroglobe or any of its Subsidiaries of any net cash proceeds in respect of the sale of Energy Assets, the Company shall obtain and receive such net cash proceeds, which shall be retained by the Company and used for working capital and other general corporate purposes; provided, however, that the Company shall not be required under this Section 6.12 to obtain and receive proceeds from the sale of Energy Assets in an aggregate amount in excess of $28,750,000.

6.13 Investment Banker. On or before January 15, 2017, the Company shall have retained an investment banker (the “Investment Banker”) to assess the Company’s capital structure and assist the Company in raising additional debt and/or equity investment, and the Company shall have delivered to the Administrative Agent an executed copy of an engagement letter with such investment banker (or other evidence of engagement) in form and substance reasonably satisfactory to the Administrative Agent. The Company shall continue to retain the Investment Banker through April 1, 2017, pursuant to terms that are reasonably acceptable to the Administrative Agent and, for the avoidance of doubt, the failure to do so shall constitute an Event of Default. In the event that the Company terminates or otherwise modifies the terms of the Investment Banker’s engagement, the Company shall provide the Administrative Agent with written notice within two (2) Business Days of such termination or modification. On February 15, 2017 and March 15, 2017, the Company shall provide (and shall use its commercially reasonable efforts to cause the Investment Banker to also provide) an update (in form and substance satisfactory to the Administrative Agent) to the Administrative Agent regarding the Investment Banker’s and the Company’s efforts to raise additional debt and/or equity investment for the Company.

2.6        Amendment to Section 7.5. Section 7.5 of the Credit Agreement shall be amended by adding the following sentence at the end of such section:

Notwithstanding anything to the contrary contained in this Credit Agreement (including, without limitation, any exceptions set forth in Section 7.3 or this Section 7.5), no Restricted Junior Payments, Investments, distributions, or any other payments shall be made by the Borrowers or any of their Subsidiaries to Ferroglobe at any time following the Second Amendment Effective Date.

2.7        Amendment to Section 8.3. Section 8.3 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

Failure of Company to perform or comply with any term or condition contained in subsection 2.4B(iii)(f), 2.5B, 2.5C, 6.1(i), 6.2, 6.12, 6.13 or any of Sections 7.1, 7.2A, 7.3, 7.4, 7.5, 7.6, 7.7, 7.10, 7.11(b) or 7.12 (solely with respect to subordinated Indebtedness) of this Agreement; or

2.8        Amendment to Schedule 2.1A. Schedule 2.1A to the Credit Agreement is replaced with Schedule 2.1A attached hereto. Each of the parties hereto agrees that, after giving effect to this Amendment, the revised Revolving Loan Commitment of each Lender (as of the Second Amendment Effective Date) shall be as set forth on Schedule 2.1A attached hereto. In connection with this Amendment, the outstanding Revolving Loans and participation interests in Letters of Credit shall be reallocated by causing such fundings and repayments (which shall not be subject to any processing and/or recordation fees) among the Lenders of the Revolving Loans as necessary such that, after giving effect to the decreases pursuant to this Amendment, each Lender will hold Revolving Loans based on its Revolving Loan Commitment (after giving effect to such decreases). The Borrowers shall be responsible for any costs arising under Section 2.6 of the Credit Agreement resulting from such reallocation and repayments.

2.9        Addition of Schedule 1.1D. A new Schedule 1.1D in the form attached as Schedule 1.1D to this Amendment is hereby added to the Credit Agreement.

ARTICLE III
CONDITIONS TO EFFECTIVENESS

3.1          Closing Conditions. This Amendment shall be deemed effective as of the date set forth above (the “Effective Date”) upon satisfaction of the following conditions (in form and substance reasonably acceptable to the Agent):

(a)            Executed Amendment. The Agent shall have received a copy of this Amendment duly executed by each of the Borrowers, the other Loan Parties, the Agent and the Required Lenders.

(b)            Other Documents. The Agent shall have received:

(i)              A file-stamped termination statement in form and substance satisfactory to the Agent with respect to UCC-1 Financing Statement No. 2012 2531806 filed on June 29, 2012 with the Delaware Secretary of State;

(ii)            A list of all of the Loan Parties’ Deposit Accounts with banks other than the Agent in form and substance satisfactory to the Agent; and

(iii)          All other documents from the Loan Parties as reasonably requested by the Agent prior to the date hereof.

(c)            Fees and Expenses.

(i)             The Agent shall have received from the Borrowers, for the account of each Lender that executes and delivers a signature page to this Amendment to the Agent by 5:00 p.m. (EST) on or before December 20, 2016 (each such Lender, a “Consenting  Lender”, and collectively, the “Consenting Lenders”), a consent fee in an amount equal to 10 basis points on the aggregate Revolving Loan Commitments of such Consenting Lender, determined immediately prior to giving effect to this Amendment.

(ii)            The Agent shall have received from the Borrowers such other fees and reasonable and documented out-of-pocket expenses that are payable in connection with the consummation of the transactions contemplated hereby, and King & Spalding LLP shall have received from the Borrowers payment of all reasonable and documented fees and expenses incurred prior to the date hereof or in connection with this Amendment.

ARTICLE IV
MISCELLANEOUS

4.1        Amended Terms. On and after the Effective Date, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

4.2        Representations and Warranties of Borrowers. Each of the Loan Parties represents and warrants as follows:

(a)            Such Loan Party has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b)            Such Loan Party has duly executed and delivered the Amendment and the Amendment constitutes such Loan Party’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c)            No approval is required to be obtained by such Loan Party or any of its Subsidiaries in connection with the execution, delivery or performance by such Loan Party of this Amendment; except for such approvals which have been issued or obtained by such Loan Party or any of its Subsidiaries which are in full force and effect.

(d)            The representations and warranties set forth in Section 5 of the Credit Agreement are (i) with respect to representations and warranties that contain a materiality qualification, true and correct as of the date hereof (except for those which expressly relate to an earlier date) and (ii) with respect to representations and warranties that do not contain a materiality qualification, true and correct in all material respects as of the date hereof (except for those which expressly relate to an earlier date).

(e)            After giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.

4.3        Reaffirmation of Obligations. Each Loan Party acknowledges and agrees that: (a) as of November 30, 2016, the aggregate principal balance of the outstanding Loans under the Credit Agreement is at least $125,000,000; (b) the outstanding amount of Letters of Credit issued under the Credit Agreement is at least $382,436.82; (c) in addition to the outstanding principal amount of the Loans, the Loan Parties are further indebted under the Credit Agreement for all other interests, costs, fees and expenses due and owing under the Credit Agreement and the Loan Documents in accordance with the terms thereof; and (d) all Obligations constitute the valid and binding obligations of such Loan Party enforceable against such Loan Party without setoff, counterclaim, or defense, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity. Each Loan Party hereby ratifies the Credit Agreement and acknowledges and reaffirms that: (y) that it is bound by all terms of the Credit Agreement applicable to it and (z) it is responsible for the observance and full performance of its respective Obligations.

4.4        Loan Document. This Amendment shall constitute a Loan Document under the terms of the Credit Agreement.

4.5        Expenses. The Borrowers agree to pay all reasonable and documented costs and expenses of the Agent in connection with the preparation, execution and delivery of this Amendment (including, without limitation, the reasonable and documented fees and expenses of the Agent’s legal counsel).

4.6        Entirety. This Amendment and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

4.7        Counterparts; Telecopy. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart. This Amendment shall be effective when it has been executed by the Borrowers, the Agent and the Consenting Lenders constituting the Required Lenders and each party has transmitted executed signature pages by telefacsimile or in ‘PDF’ format by electronic mail.

4.8        GOVERNING LAW. THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY OR DISPUTE ARISING OUT OF OR RELATING TO THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CHOICE OF LAW RULES (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

4.9        Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

4.10       Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The consent to jurisdiction and waiver of jury trial provisions set forth in Sections 10.16 and 10.17 of the Credit Agreement, respectively, are hereby incorporated by reference, mutatis mutandis.

4.11       General Release. In consideration of the Agent’s and Consenting Lenders’ willingness to enter into this Amendment, each Loan Party hereby releases and forever discharges the Agent, the Issuing Lender, the Swing Line Lender, the Lenders and the Agent’s, the Issuing Lender’s, the Swing Line Lender’s, and each of the Lender’s respective predecessors, successors, assigns, officers, managers, directors, employees, agents, attorneys, representatives, and affiliates (hereinafter all of the above collectively referred to as the “Bank Group”), from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever, including, without limitation, all claims, demands, and causes of action for contribution and indemnity, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which any Loan Party may have or claim to have against any of the Bank Group.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed on the date first above written.

GLOBE SPECIALTY METALS, INC.

By:	/s/ Joseph Ragan
Name: Joseph Ragan
Title: CFO

ALABAMA SAND AND GRAVEL, INC., a Delaware corporation
GLOBE METALLURGICAL INC., a Delaware corporation
GLOBE METALS ENTERPRISES, INC., a Delaware corporation
GSM ALLOYS I INC., a Delaware corporation
GSM ALLOYS II INC., a Delaware corporation
GSM FINANCIAL, INC., a Delaware corporation
GSM SALES, INC., a Delaware corporation
L F RESOURCES, INC., a Delaware corporation
SOLSIL, INC., a Delaware corporation
GSM ENTERPRISES HOLDINGS INC., a Delaware corporation

By:	/s/ Joseph Ragan
Name: Joseph Ragan
Title: CFO

GLOBE
SECOND AMENDMENT TO CREDIT AGREEMENT AND LIMITED WAIVER AGREEMENT

CORE METALS GROUP HOLDINGS LLC, a Delaware limited liability company
By:	GLOBE METALS ENTERPRISES, INC., as sole member

By:	/s/ Joseph Ragan
Name: Joseph Ragan
Title: CFO

CORE METALS GROUP LLC, a Delaware limited liability company
By:	CORE METALS GROUP HOLDINGS LLC, as sole member
	By:	GLOBE METALS ENTERPRISES, INC., as sole member

By:	/s/ Joseph Ragan
Name: Joseph Ragan
Title: CFO

GBG FINANCIAL, LLC, a Delaware limited liability company
GBG HOLDINGS, LLC, a Delaware limited liability company
By:	GSM ENTERPRISES LLC, as sole member
By:	GLOBE SPECIALTY METALS, INC., as sole member

By:	/s/ Joseph Ragan
Name: Joseph Ragan
Title: CFO

GLOBE ARGENTINA HOLDCO LLC, a Delaware limited liability company
By:	GLOBE SPECIALTY METALS, INC., as sole member

By:	/s/ Joseph Ragan
Name: Joseph Ragan
Title: CFO

GLOBE
SECOND AMENDMENT TO CREDIT AGREEMENT AND LIMITED WAIVER AGREEMENT

GLOBE REALTY LLC, a New York limited liability company
By:	GLOBE SPECIALTY METALS, INC., as sole member

By:	/s/ Joseph Ragan
Name: Joseph Ragan
Title: CFO

GSM ENTERPRISES LLC, a Delaware limited liability company
By:	GLOBE SPECIALTY METALS, INC., as sole member

By:	/s/ Joseph Ragan
Name: Joseph Ragan
Title: CFO

METALLURGICAL PROCESS MATERIALS, LLC, a Delaware limited liability company

By:	/s/ Joseph Ragan
Name: Joseph Ragan
Title: CFO

TENNESSEE ALLOYS COMPANY LLC, a Delaware limited liability company

By:	/s/ Joseph Ragan
Name: Joseph Ragan
Title: CFO

ALDEN RESOURCES LLC, a Delaware limited liability company
GATLIFF SERVICES, LLC, a Delaware limited liability company

By:	/s/ Joseph Ragan
Name: Joseph Ragan
Title: CFO

GLOBE
SECOND AMENDMENT TO CREDIT AGREEMENT AND LIMITED WAIVER AGREEMENT

ALDEN SALES CORP, LLC, a Delaware limited liability company
By:	GBG HOLDINGS, LLC, as sole member
	By:	GSM ENTERPRISES LLC, as sole member
		By:	GLOBE SPECIALTY METALS, INC., as sole member

By:	/s/ Joseph Ragan
Name: Joseph Ragan
Title: CFO

ALDEN RESOURCES LLC, a Delaware limited liability company
By:	ALDEN RESOURCES, LLC, as sole member

By:	/s/ Joseph Ragan
Name: Joseph Ragan
Title: CFO

NORCHEM, INC, a Florida corporation

By:	/s/ Joseph Ragan
Name: Joseph Ragan
Title: CFO

GLOBE
SECOND AMENDMENT TO CREDIT AGREEMENT AND LIMITED WAIVER AGREEMENT

CITIZENS BANK OF PENNSYLVANIA,
as Agent and a Lender

By:	/s/ David W. Stack
David W. Stack
Its Duly Authorized Signatory

GLOBE
SECOND AMENDMENT TO CREDIT AGREEMENT AND LIMITED WAIVER AGREEMENT

Compass Bank d/b/a BBVA Compass, as a Lender

By:	/s/ Cameron D. Gateman
Name: Cameron D. Gateman
Title: Senior Vice President

GLOBE
SECOND AMENDMENT TO CREDIT AGREEMENT AND LIMITED WAIVER AGREEMENT

Branch Banking and Trust Company ________________, as a Lender

By:	/s/ Max Greer
Name: Max Greer
Title: Senior Vice President

GLOBE
SECOND AMENDMENT TO CREDIT AGREEMENT AND LIMITED WAIVER AGREEMENT

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Mahir J. Desai
Name: Mahir J. Desai
Title: Assistant Vice President

GLOBE
SECOND AMENDMENT TO CREDIT AGREEMENT AND LIMITED WAIVER AGREEMENT

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Harry E. Ellis
Name: Harry E. Ellis
Title: Senior Vice President

GLOBE
SECOND AMENDMENT TO CREDIT AGREEMENT AND LIMITED WAIVER AGREEMENT

Fifth Third Bank, as a Lender

By:	/s/ Jim Schmalz
Name: Jim Schmalz
Title: Vice President

Schedule 2.1A
Commitments and Pro Rata Shares

Revolving Lender	Revolving Loan Commitment
Citizens Bank of Pennsylvania	$ 36,666,666.66
PNC Bank, N.A.	$ 31,666,666.67
Wells Fargo Bank, N.A.	$ 31,666,666.67
Compass Bank d/b/a BBVA Compass	$ 23,333,333.33
Branch Banking & Trust Company	$ 16,666,666.67
Citibank, N.A.	$ 16,666,666.67
Fifth Third Bank	$ 16,666,666.67
Capital One, National Association	$ 13,333,333.33
HSBC Bank USA, N.A.	$ 13,333,333.33

Total	$200,000,000.00

GLOBE
SECOND AMENDMENT TO CREDIT AGREEMENT AND LIMITED WAIVER AGREEMENT

Schedule 1.1D

Plant	Location
FerroAtlántica S.A.
Castrelo	A Coruña (Castrelo) / Xallas river
Sta. Eugenia I	A Coruña (Ezaro) / Xallas river
Sta. Eugenia II	A Coruña (Ezaro) / Xallas river
Nuevo Pindo	A Coruña (Ezaro) / Xallas river
Fervenza	A Coruña (A Reboira) / Xallas river
Puente Olveira	A Coruña (Castrelo) / Xallas river
Carantoña	A Coruña (Pasarela) / Rio Grande
Hidro Nitro Española
S.A.
Barasona	Huesca (Graus) / Esera river
El Ciego	Huesca (Estada) / Cinca river
Arias I	Huesca (Somontano de Barbastro) / Cinca river
Arias II	Huesca (Somontano de Barbastro) / Cinca river
Ariéstolas	Huesca (Somontano de Barbastro) / Cinca river
FerroPem S.A.S.*
Saint-Béron	Saint-Béron / Rhône-Alpes region
Villelongue	Pierrefite / Hautes-Pyrénées region